Exhibit 99.2

FORM OF PROXY

TRI-COUNTY FINANCIAL GROUP, INC.

Special Meeting of Stockholders

October 29, 2026, 1:00 p.m., Central Time

This proxy is solicited by the Board of Directors

I, the undersigned stockholder of Tri-County Financial Group, Inc.  (the “Company”), having received notice of a special meeting of the stockholders, revoking any proxy previously given, do hereby nominate, constitute and appoint, each of Kirk Ross and Thomas Prescott, my true and lawful attorney and proxy, each with full power of substitution, for me and in my name, place and stead to vote all of the shares of common stock of the Company, par value $1.00 per share, standing in my name on its books on September 10, 2026, at a special meeting of the stockholders of the Company, to be held at the Mendota Civic Center, located at 1901 Tom Merwin Drive, Mendota, Illinois 61342, on October 29, 2026, at 1:00 p.m. Central Time (the “Special Meeting”), and at any adjournment or postponement thereof, with all powers the undersigned would possess if personally present, as follows:

1.  Adoption of the Agreement and Plan of Merger, dated August 10, 2026, by and among HBT Financial, Inc., HB-TYFG Merger, Inc. and the Company, and the approval of the transactions contemplated thereby (the “merger proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.  Approval by the holders of Company common stock of one or more adjournments of the special meeting, if determined necessary and advisable, including adjournments to permit the further solicitation of proxies in favor of the merger proposal (the “adjournment proposal”).

☐ FOR	☐ AGAINST	☐ ABSTAIN

Note: In accordance with their discretion, the proxies are authorized to vote upon all other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

The Board of Directors recommends you vote “FOR” Proposals 1 and 2. This proxy will be voted as directed, or if no instructions are given, it will be voted “FOR” Proposals 1 and 2 and in the discretion of the proxy holders on any other matters that may properly come before the Special Meeting or any adjournments or postponements thereof.

Signature	Date

Signature (Joint Owners)	Date

Please sign exactly as your name(s) appear hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Please indicate if you plan to attend this meeting: ☐ Yes ☐ No